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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 13, 1997, included in this Registration Statement (Form N-1A No. 333-37177) of Alliance Institutional Funds, Inc.



                                  /s/ Ernst & Young LLP


New York, New York
November 13, 1997




































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